UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 9, 2022 (November 8, 2022)

GENESIS GROWTH TECH ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41138	98-1601264
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Bahnhofstrasse 3 Hergiswil Nidwalden, Switzerland	6052
(Address of principal executive offices)	(Zip Code)

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: +41 78 607 99 01

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share, $0.0001 par value, and one-half of one redeemable warrant	GGAAU	The Nasdaq Stock Market LLC
Class A Ordinary Shares included as part of the units	GGAA	The Nasdaq Stock Market LLC
Redeemable warrants included as part of the units, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50	GGAAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 8, 2022, the Board of Directors of Genesis Growth Tech Acquisition Corp., a Cayman Islands limited company (the “Board” and the “Company,” respectively) accepted the resignations of (i) Mr. Pierre Etienne Lallia and Mr. Massimo Prelz-Oltramonti as Board members and (ii) Mr. Simon Baker as a Board member (including his position as Co-Executive Chairman of the Board) and as the Company’s Chief Operating Officer and Executive Head of M&A. Mr. Lallia and Mr. Prelz-Oltramonti each served on the Board’s Audit Committee with Mr. Prelz-Oltramonti also serving on the Board’s Compensation Committee and Nominating Committee. The decisions of Mr. Lallia, Mr. Prelz-Oltramonti and Mr. Baker to resign as, as applicable, a Company director and executive officer (in the case of Mr. Baker), was not the result of any dispute or disagreement with the Company on any matter relating to the Company’s operation, policies or practices.

Following these resignations and subject to the planned addition of one or more new independent directors, the Board will be comprised of three members, including one independent director—Mr. Cem Habib. Mr. Habib serves on the Audit, Compensation and Nominating Committees, and the Board has designated Mr. Habib as the Audit Committee’s financial expert.

The Company is a “Foreign Private Issuer” as defined in Rule 3b-4 under the U.S. Securities Exchange Act of 1934, as amended. To ensure continued compliance with the corporate governance rules (generally referred to as the Rule 5600 Series) set forth in the NASDAQ Listing Rules (the “Listing Rules”), the Company has (i) notified NASDAQ that, to the extent permitted by the Listing Rules, it may follow its home country practice of the Cayman Islands and (ii) provided NASDAQ the requisite opinion of its Cayman Islands counsel regarding the Company’s ability to do so.

As a Foreign Private Issuer, the Company is relying on the provisions of Listing Rule 5615(a)(3) as follows:

●	Audit Committee: Rule 5615(a)(3) requires that the Company have an Audit Committee meeting the requirements of Listing Rules 5605(c)(3) and 5605(c)(2)(A)(ii). Listing Rule 5605(c)(3) requires the Audit Committee to have specified authority and responsibilities and Listing Rule 5605(c)(2)(A)(ii) requires each member to meet the requisite independence standards but neither requires that the Audit Committee have more than one member. The Company intends to add at least one additional Audit Committee member meeting the requisite independence standards.

●	Compensation Committee: Rule 5615(a)(3) exempts Foreign Private Issuers from all Compensation Committee requirements, including the requirement that Compensation Committee have at least two independent directors each of whom meets the requisite independence standards. The Company intends to maintain its Compensation Committee and intends to add an additional member meeting the requisite independence standards.

●	Majority Independent Directors: Subject to possible changes in Board composition, the Company is relying on the provisions of Listing Rule 5615(a)(3) to exempt it from the requirement that on or after December 13, 2022 (the one-year anniversary of the Company’s initial public offering) a majority of the Board be comprised of independent directors.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESIS GROWTH TECH ACQUISITION CORP.

Date: November 9, 2022	By:	/s/ Eyal Perez
	Name:	Eyal Perez
	Title:	Chief Executive Officer, Chief Financial Officer and Director

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